Exhibit (n)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Post-Effective Amendment No. 21 to Registration Statement No. 33-43058 of Merrill Lynch Life Variable Life Separate Account II on Form N-6 of our report on Merrill Lynch Life Insurance Company dated March 2, 2007 appearing in the Statement of Additional Information and incorporated by reference in the Prospectus, which are a part of such Registration Statement, and to the reference to us under the heading “Experts” in the Statement of Additional Information.

/s/ Deloitte & Touche LLP
New York, New York
April 30, 2009